Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S‑1 Amendment No. 1 of Quantenna Communications Inc. of our report dated July 8, 2016, except for the effects of the reverse stock split described in Note 1, as to which the date is October 14, 2016, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
October 14, 2016